UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 15, 2008
(Date of earliest event reported)

SURGE GLOBAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24269	34-1454529
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11995 El Camino Real, Suite 101
San Diego, California, 92130
(Address of principal executive offices, zip code)

(858) 704-5010
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[  ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02.  Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of  Certain Officers.

On February 15, 2008, William Greene, the Chief Financial Officer of Surge Global Energy, Inc., a Delaware corporation (the “Company”), resigned from his position as Chief Financial Officer. While the Company searches for his replacement,  Mr. E. Jamie Schloss will serve as interim Chief Financial Officer. In addition, William Greene will act as a consultant to the Company until a replacement has been retained.

On February 19, 2008, the Board of Directors (the “Board”) of the Company, appointed Mr. E. Jamie Schloss, age 64, as Chief Executive Officer (“CEO”) of the Company and agreed to pay him $9,000 per month for such services.  Mr. Schloss succeeds Mr. John Stiska, another member of the Board who served as CEO until February 19, 2008.  Mr. Schloss has been a member of the Board since February 11, 2008 and previously served on the Board from October 2004 until July of 2006.  Mr. Schloss also served as Chief Financial Officer of the Company from December 2005 until June 2006.  Mr. Schloss was a certified public accountant for more than 30 years and prior to his appointment as Chief Financial Officer of the Company and his company Castle Rock Resources, Inc. (“Castle Rock”), was engaged as a consultant to the Company. Castle Rock participated in the drilling of more than 20 deep oil & gas wells in Texas, New Mexico, and Louisiana from 1990 to 1995 through joint venture partnerships. In June 1995, Castle Rock and partners sold seven wells in the Townsend (Sublime) Field in south Texas to Weeks Exploration Company for an aggregate of $16,000,000.  Castle Rock continues to own and manage two oil & gas wells in south Texas which have been producing oil and gas for more than 15 years. Mr. Schloss has a Juris Doctorate degree, a B.A. from the University of Pennsylvania, and a Masters of Business Administration equivalent from Pace College in New York. Mr. Schloss worked as a Certified Public Accountant in California and New Jersey from 1966-1970. Prior to his experience in the oil & gas drilling and exploration business, Mr. Schloss was an executive and officer of several entertainment industry firms including MCA-Universal., Warner Bros. Television Distribution, Western-World Television, and Hal Roach Studios.  Other than as described herein, Mr. Schloss has had no interest in any material transactions with the Company and has no family relationship with any other directors or executive officers of the Company.

Item 8.01.  Other Events.

On February 12, 2008, the Board elected Mr. Barry Nussbaum to serve as its Chairman.  Mr. Nussbaum joined the Board on February 11, 2008, and previously served on the Board from March 2006 until July 2006. Mr. Nussbaum is the Chief Executive Officer of BNC Real Estate, which he founded 30 years ago. While formerly owning and managing properties throughout Southern California and Arizona, BNC Real Estate currently owns and manages projects throughout Texas. Mr. Nussbaum is also the co-founder and a former board member of several companies including, P. R. Nutrition and Digital Orchid, a wireless technology company, which sells products in 22 countries. Mr. Nussbaum is in his ninth year as a board member, and has served four years previously as President, of the California 22nd District Agricultural Association, also known as the Del Mar Fair Board, to which he has been appointed to three terms by the Governor of California.  The Del Mar Fair Board manages one hundred plus acres of fairgrounds properties including the Del Mar Race Track. In addition, the Governor of California previously appointed Mr. Nussbaum to the State Race Authority and State Race Track Leasing Commission. Mr. Nussbaum has a Juris Doctorate from the University of San Diego School of Law, and a Bachelor of Arts from Claremont McKenna College, from which he graduated Summa Cum Laude.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGE GLOBAL ENERGY, INC., a Delaware corporation
Date: February 21, 2008	By:	/s/ E. Jamie Schloss E. Jamie Schloss, Chief Executive Officer